Exhibit 3.3

State of Utah DEPARTMENT OF COMMERCE	This form must be type written or computer generated. For your	File Number 984789-0160
Division of Corporations & Commercial Code	convenience, this form has	Non-Refundable Processing Fee $37.00
been designed to be filled out and printed online.

Articles of Amendment to Articles of Organization

Pursuant to UCA § 48-2c-408, the individual named below causes this Amendment to the Articles of Organization to be delivered to the Utah Division of Corporations for filing, and states as follows:

The name of the limited liability company is:                             Envirocare of Utah, LLC

The Articles of Organization shall be amended as set forth herein (mark all that apply):

☑ There is a change in the name of the limited liability company to:

                EnergySolutions, LLC

☐ The articles of organization are amended as follows:
☐ A change of ownership structure or exchange/reclassification of interests:

The amendment was adopted on the 31st day of January, 2006

Each amendment was adopted by the members and any managers, as required by Section 48-2c-803 or 48-2c-804, or otherwise required by the articles or organization or operating agreement.

Delayed effective date (if not to be effective upon filing)                          (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Organization has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

Typed Name:	R Steve Creamer

Capacity:	☐ Member ☑ Manager

Signed:	/s/ R Steve Creamer

Dated this 1st day of February, 2006

Mail In: PO Box 146705

Salt Lake City, UT 84114-6705

Walk In: 160 East 300 South, Main Floor

Information Center: (801) 530-4849

Toll Free: (877) 526-3994 (within Utah)

Fax: (801)530-6438

Web Site: http:///www.commerce.utah.gov/cor

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

Revised 05/05

EXPEDITE	AMENDMENT
AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
ENVIROCARE OF UTAH, LLC

The undersigned hereby certifies as follows:

A. He is a duly appointed and acting manager of Envirocare of Utah, LLC (the “Company”).

B. The Company’s original Articles of Organization were filed with the Division of Corporations and Commercial Code of the Utah Department of Commerce (the “Division”) on January 31, 2005 pursuant to §§ 48-2c-207 and 48-2c-403 of the Utah Revised Limited Liability Company Act, Utah Code Ann. § 48-2c-101 et. seq. (the “Act”).

C. These Amended and Restated Articles of Organization were approved by the sole member of the Company on January 31, 2005 in accordance with the provisions of § 48-2c-802 of the Act and the Company’s Operating Agreement to reflect (i) that the Company’s original manager and registered agent no longer act in those capacities and (ii) the identity of the Company’s current managers and registered agent and were duly signed and are hereby filed in accordance with the provisions of §§ 48-2c-408 and 48-2c-409 of the Act.

D. The text of the Articles of Organization of the Company is amended and restated in its entirety to read as set forth as follows:

ARTICLE I

NAME OF THE LIMITED LIABILITY COMPANY

The name of the limited liability company is Envirocare of Utah, LLC (the “Company”).

ARTICLE II
DURATION

The Company’s period of duration is until December 4, 2086, unless earlier terminated pursuant to the terms of the Company’s Operating Agreement.

ARTICLE III

BUSINESS PURPOSE

The Company is organized to engage in any and all activities for which a limited liability company may be organized under the Act.

ARTICLE IV

STREET ADDRESS OF REGISTERED OFFICE/INITIAL REGISTERED AGENT

The street address of the Company’s registered office in Utah is 605 North 5600 West, Salt Lake City, Utah 84116, and the name of the Company’s registered agent in Utah at such address is Jean I. Everest II. The street address of the Company’s designated office is 605 North 5600 West, Salt Lake City, Utah 84116. By signing in the following space, Jean I. Everest II hereby acknowledges and accepts appointment as the Company’s registered agent:

/s/ Jean I. Everest II
Jean I. Everest II

ARTICLE V

APPOINTMENT OF THE DIVISION AS AGENT

The Director of the Utah Division of Corporations and Commercial Code is appointed the Company’s agent for service of process if the registered agent has resigned, the registered agent’s authority has been revoked, or the registered agent cannot be found or served with the exercise of reasonable diligence.

ARTICLE VI
MANAGEMENT

The Company will be managed by its manager or managers as set forth in the Company’s Operating Agreement. The Company’s managers and their street addresses are set forth below:

Robert D. Lindsay

630 Fifth Avenue, 30th Floor

New York, New York 10111

Alan E. Goldberg

630 Fifth Avenue, 30th Floor

New York, New York 10111

Lance L. Hirt

630 Fifth Avenue, 30th Floor

New York, New York 10111

Andew S. Weinberg

630 Fifth Avenue, 30th Floor

New York, New York 10111

R Steve Creamer

605 North 5600 West

Salt Lake City, Utah 84116

Jordan W. Clements

299 South Main Street, Suite 2250

Salt Lake City, Utah 84111

ARTICLE VII

INTERNAL AFFAIRS

The Company shall not be required to maintain at its principal place of business the written statement described in § 48-2c-l12(8) of the Act. Except as provided in these Articles of Organization, and as provided by law, the regulation of the internal affairs of the Company shall be in accordance with the Company’s Operating Agreement.

IN WITNESS WHEREOF, this instrument has been executed under penalty of perjury as of this 31st day of January, 2005.

/s/ R Steve Creamer
R Steve Creamer, Manager

CONVERSION
ARTICLES OF ORGANIZATION
OF
ENVIROCARE OF UTAH, LLC

The undersigned, desiring to form a limited liability company under the Utah Revised Limited Liability Company Act, Utah Code Ann. § 48-2c-l01 et seq. (the “Act”), hereby adopts the following Articles of Organization for such limited liability company pursuant to §§ 48-2c-207 and 48-2c-403 of the Act.

ARTICLE I

NAME OF THE LIMITED LIABILITY COMPANY

The name of the limited liability company is Envirocare of Utah, LLC (the “Company”).

ARTICLE II

DURATION

The Company’s period of duration is until December 4, 2086, unless earlier terminated pursuant to the terms of the Company’s Operating Agreement.

ARTICLE III

BUSINESS PURPOSE

The Company is organized to engage in any and all activities for which a limited liability company may be organized under the Act.

ARTICLE IV

STREET ADDRESS OF REGISTERED OFFICE/INITIAL REGISTERED AGENT

The street address of the Company’s registered office in Utah is 605 North 5600 West, Salt Lake City, Utah 84116, and the name of the Company’s initial registered agent in Utah at such address is F. Craig Thorley. The street address of the Company’s designated office is 605 North 5600 West, Salt Lake City, Utah 84116. By signing in the following space, F. Craig Thorley hereby acknowledges and accepts appointment as the Company’s initial registered agent:

/s/ F. Craig Thorley
F. Craig Thorley

ARTICLE V

APPOINTMENT OF THE DIVISION AS AGENT

The Director of the Utah Division of Corporations and Commercial Code is appointed the Company’s agent for service of process if the registered agent has resigned, the registered agent’s authority has been revoked, or the registered agent cannot be found or served with the exercise of reasonable diligence.

ARTICLE VI

MANAGEMENT

The Company will be managed by its manager or managers as set forth in the Company’s Operating Agreement. The Company’s initial manager and his street address is set forth below:

Khosrow B. Semnani

605 North 5600 West

Salt Lake City, Utah 84116

ARTICLE VII

INTERNAL AFFAIRS

The Company shall not be required to maintain at its principal place of business the written statement described in § 48-2c-l 12(8) of the Act. Except as provided in these Articles of

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Organization, and as provided by law, the regulation of the internal affairs of the Company shall be in accordance with the Company’s Operating Agreement,

IN WITNESS WHEREOF, this instrument has been executed under penalty of perjury as of this 31 day of January, 2005.

/s/ Khosrow B. Semnani
Khosrow B. Semnani, Manager

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